Exhibit 10.34

SiteOne Landscape Supply, Inc.

Form of

Deferred Stock Unit Agreement

(for Non-Employee Director Service)

This Deferred Stock Unit Agreement (this “Agreement”), dated as of the date set forth on Exhibit A hereto (the “Grant Date”), between SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), and the Person whose name is set forth on Exhibit A hereto (the “Participant”),1 is being entered into pursuant to the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan (the “Plan”). The meaning of capitalized terms used in this Agreement may be found in Section 5 of this Agreement.

The Company and the Participant hereby agree as follows:

Section 1. Grant of Deferred Stock Units.

(a) Confirmation of Grant. Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its initial grant to the Participant of Deferred Stock Units representing the right to receive the number of Shares specified on Exhibit A hereto. This Agreement is entered into pursuant to, and the terms of the Deferred Stock Units are subject to, the terms of the Plan. If there is any inconsistency between an express provision of this Agreement and an express provision of the Plan, the provision of the Plan shall govern.

(b) Participant Unit Account. The Company will establish a separate notional account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant pursuant to this Agreement.

(c) Subsequent Acquisition of Additional Deferred Stock Units. In the event that the Participant shall acquire additional Deferred Stock Units with the same terms and conditions as set forth in this Agreement, such additional Deferred Stock Units shall be deemed to be “Deferred Stock Units” for purposes of the substantive provisions of this Agreement, and each such date of acquisition shall be deemed a “Grant Date”. The Company shall thereupon update its books and records to include the most recent Grant Date and Deferred Stock Units so acquired. Upon the Participant’s request, the Company shall provide the Participant with a statement of the then-current account of the Participant’s Deferred Stock Units.

Section 2. Vesting of Deferred Stock Units. The Deferred Stock Units shall be fully vested on the Grant Date.

Section 3. Dividend Equivalents. If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Participant’s account an amount equal to the product of (x) the number of the Participant’s Deferred Stock

[1]	CD&R or Deere will be the party to this award agreement in respect of DSUs granted for service by CD&R or Deere professionals.

Units as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock. If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Participant’s account with that number of additional Shares or other securities that would have been distributed with respect to that number of Shares underlying the Participant’s Deferred Stock Units as of the record date thereof, or, in its discretion, the Administrator may elect to credit the value (as determined by the Administrator) of such additional Shares or other securities to the Participant’s account in cash. Any such additional Shares, other securities or cash credited to the Participant’s account (the “Dividend Amount”) shall be subject to the same restrictions as apply to the Deferred Stock Units and shall be paid to the Participant on the Settlement Date (as defined below).

Section 4. Settlement. Subject to Section 6(a), as soon as practicable (and within ten (10) business days) following the earlier to occur of (i) termination of the Participant’s service as Director with the Company, or, if the Participant is not a Director, the service on the Board of the individual Director who has assigned the Deferred Stock Units to the Participant and (ii) a Change in Control (the “Settlement Date”), the Participant shall receive, without payment, one Share of Company Common Stock in respect of each such Deferred Stock Unit (each such share a “Settlement Share”) together with the Dividend Amount (if any).

Section 5. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Deferred Stock Unit Agreement, as amended from time to time in accordance with the terms hereof.

“Company” has the meaning set forth in the introduction to this Agreement.

“Deferred Stock Unit” means the contractual entitlement to Company Common Stock evidenced by (and subject to the terms and conditions of) this Agreement.

“Dividend Amount” has the meaning given in Section 3.

“Grant Date” has the meaning set forth in the introduction to this Agreement.

“Participant” has the meaning set forth in the introduction to this Agreement.

“Plan” has the meaning set forth in the introduction to this Agreement.

“Settlement Date” has the meaning given in Section 4.

“Settlement Share” has the meaning given in Section 4.

Section 6. Miscellaneous.

(a) Withholding. Upon the settlement of Deferred Stock Units and (if applicable) delivery of cash in respect of any fractional Deferred Stock Units, the Participant shall be obligated to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection therewith.

(b) Incorporation of Forfeiture Provisions. The Deferred Stock Units granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct) as may be adopted by the Administrator or the Board from time to time and communicated to the Participant (or, if the Participant is not a Director, the individual Director who assigned the Deferred Stock Units to the Participant), and is otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.

(c) Authorization to Share Personal Data. The Participant authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Participant to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

(d) No Rights as Stockholder; No Voting Rights. The Participant shall have no rights as a stockholder of the Company with respect to any Shares covered by the Deferred Stock Units until the delivery of the Settlement Shares.

(e) Non-Transferability of Deferred Stock Units. The Deferred Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than, in the case of a Participant who is an individual Director, by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death or with the Company’s consent.

(f) No Right to Continued Service on Board. Nothing in this Agreement shall be deemed to confer on the Participant (or, if the Participant is not a Director, the individual Director who assigned the Deferred Stock Units to the Participant) any right to continue in the service of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such service at any time.

(g) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Participant and the Company.

(i) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party.

(j) Applicable Law and Forum. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(k) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(l).

(l) Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Participant shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own Shares). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Participant shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.

(m) Trading Policies. The Participant acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company’s trading policies, as in effect from time to time, that are applicable to him or her.

(n) Consent to Electronic Delivery. By entering into this Agreement and accepting the Deferred Stock Units evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Deferred Stock Units via Company website or other electronic delivery.

(o) Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all Persons affected hereby.

(p) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(q) Acceptance of Deferred Stock Units and Agreement. The Participant has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Deferred Stock Units under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the Deferred Stock Units is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to

Deferred Stock Unit Agreement

(Annual Grant in respect of Non-Employee Director Service)

Director:

Grant Date:	, 201

Deferred Stock Units granted hereby: